UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 12, 2016, Global Eagle Entertainment Inc. (the “Company” or “we”) and Aditya Chatterjee, the Company’s Chief Technology Officer, agreed to terminate Mr. Chatterjee’s employment effective November 12, 2016.

In connection with Mr. Chatterjee’s departure, the Company and Mr. Chatterjee have entered into a Separation and Release Agreement dated November 12, 2016 (the “Separation Agreement”). Under the Separation Agreement, the Company will pay Mr. Chatterjee a severance payment equal to $154,436, paid over the 6-month period following his termination. In addition, under the Separation Agreement, Mr. Chatterjee will have until November 12, 2017 to exercise any vested Company stock options that he holds as of his termination date even if the award agreements governing such stock options provide for a shorter period of exercisability following his separation from the Company.

The Company and Mr. Chatterjee have also entered into a Consulting Services Agreement dated November 12, 2016 (the “Consulting Agreement”).  Under the Consulting Agreement, the Company will pay Mr. Chatterjee $25,739 per month for strategic and management advisory services relating to network capacity, next-generation antenna programs, partnerships and regulatory matters. The Consulting Agreement has a 6-month term, but the Company may terminate the agreement for any or no reason at any time.

We qualify the foregoing summary of the Separation Agreement and Consulting Agreement by reference to the Separation Agreement and Consulting Agreement, copies of which we have filed as Exhibits 10.1 and 10.2, respectively, and incorporate by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer

Dated: November 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated November 12, 2016, between the Company and Aditya Chatterjee.
10.2	Consulting Services Agreement, dated November 12, 2016, between the Company and Aditya Chatterjee.